UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GUIDEWIRE SOFTWARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GUIDEWIRE SOFTWARE, INC.

1001 E. Hillsdale Blvd., Suite 800

Foster City, CA 94404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held December 5, 2012

To our stockholders:

You are cordially invited to attend the 2012 annual meeting of stockholders of Guidewire Software, Inc. to be held on Wednesday, December 5, 2012, at 11:00 a.m. Pacific Time at our headquarters located at 1001 E. Hillsdale Blvd., Foster City, California 94404.

We are holding the meeting for the following purposes:

1.	To elect three Class I directors;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2013; and

3.	To transact such other business as may properly come before the meeting or at any and all adjournments, continuations or postponements thereof.

If you owned our common stock at the close of business on October 8, 2012, you may attend and vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our headquarters in Foster City, California for the ten days prior to the meeting for any purpose related to the meeting. This notice, the Proxy Statement and the Annual Report on Form 10-K are first being mailed to stockholders and posted on our website on or about October 30, 2012.

Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. You may also submit your proxy card or voting instruction card for the meeting by completing, signing, dating and returning your proxy card or voting instruction card in the envelope provided. Any stockholder of record attending the meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

Thank you for your ongoing support of Guidewire Software. We look forward to seeing you at our annual meeting.

Sincerely,

MARCUS S. RYU President and Chief Executive Officer

Foster City, California

October 30, 2012

YOUR VOTE IS IMPORTANT

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. PLEASE NOTE THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

GUIDEWIRE SOFTWARE, INC.

2012 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

i

PROXY STATEMENT

2012 ANNUAL MEETING OF STOCKHOLDERS

GUIDEWIRE SOFTWARE, INC.

GENERAL INFORMATION

Our board of directors is soliciting proxies for our 2012 annual meeting of stockholders to be held on Wednesday, December 5, 2012 at 11:00 a.m. local time at our headquarters located at 1001 E. Hillsdale Blvd., Foster City, California 94404.

The proxy materials, including this proxy statement, proxy card or voting instruction card and our 2012 Annual Report on Form 10-K, are first being distributed to stockholders and made available on our website at www.guidewire.com under the headings “About Guidewire/Investor Relations” on or about October 30, 2012. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully. Unless the context requires otherwise, the words “Guidewire,” “we,” “the Company,” “us,” and “our” refer to Guidewire Software, Inc.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING,

THE PROXY MATERIALS AND VOTING YOUR SHARES

WHAT IS INCLUDED IN THESE MATERIALS AND POSTED ON OUR WEBSITE?

These materials include:

•	Our proxy statement for the annual meeting including the proxy card; and

•	Our 2012 Annual Report on Form 10-K, which includes our audited consolidated financial statements for the fiscal year ended July 31, 2012.

WHAT ITEMS WILL BE VOTED ON AT THE ANNUAL MEETING?

There are two items that will be voted on at the annual meeting:

1.	The election of three Class I directors; and

2.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2013.

WHAT ARE OUR BOARD OF DIRECTORS’ VOTING RECOMMENDATIONS?

Our board of directors recommends that you vote your shares “FOR” each of the nominees to the board of directors and “FOR” the ratification of the appointment of KPMG LLP.

WHAT IS A PROXY?

Our board of directors is soliciting your vote at our 2012 annual meeting of stockholders. A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Marcus S. Ryu, Karen Blasing and Robert Donohue have been designated as proxies for our 2012 annual meeting of stockholders.

WHO CAN VOTE AT THE MEETING?

The record date for our 2012 annual meeting of stockholders is October 8, 2012. The record date was established by our board of directors. Stockholders of record at the close of business on the record date are entitled to:

•	Receive notice of the meeting; and

•	Vote at the meeting and any adjournments or postponements of the meeting.

On the record date, 55,318,951 shares of our common stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held on the record date.

IS MY VOTE CONFIDENTIAL?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either among our employees or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to our management.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A “STOCKHOLDER OF RECORD” AND HOLDING SHARES AS “BENEFICIAL OWNER” (OR IN “STREET NAME”)?

Most stockholders are considered “beneficial owners” of their shares, that is, they hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially or in “street name.”

Stockholder of Record: If your shares are registered directly in your name with our transfer agent, you are considered the “stockholder of record” with respect to those shares and we are sending the proxy materials directly to you. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting. We have enclosed a proxy card for your vote.

Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee (who is considered the stockholder of record with respect to those shares). As a beneficial owner, you have the right to direct your broker, bank or nominee as to how to vote your shares if you follow the instructions you receive from your broker, bank or nominee. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you request, complete and deliver the proper documentation provided by your broker, bank or nominee and bring it with you to the annual meeting.

WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

By Written Proxy: Stockholders of record can vote their shares by marking, signing and timely returning the enclosed proxy card. Beneficial owners must follow the directions provided by their broker, bank or other nominee in order to direct such broker, bank or nominee as to how to vote their shares.

By Telephone and Internet Proxy: Stockholders of record can vote their shares by telephone or via the Internet. Beneficial owners may vote by telephone or the Internet if their banks, brokers or nominees make those methods available, by following the instructions provided to them with the proxy materials.

In Person: All stockholders of record may vote in person at the meeting. Beneficial owners must obtain a legal proxy from their broker, bank or nominee prior to the annual meeting in order to vote in person.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A majority of our outstanding shares as of the record date must be present at the annual meeting in order to hold the annual meeting and conduct business. This is called a quorum.

Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, or broker non-votes, if you:

•	Are present and vote in person at the meeting; or

•	Have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.

If there are not enough shares present both in person and by timely and properly submitted proxy cards to constitute a quorum, the annual meeting may be adjourned until such time as a sufficient number of shares are present.

HOW ARE ABSTENTIONS COUNTED?

Stockholders may choose to abstain or refrain from voting their shares on one or more issues presented for a vote at the annual meeting. However, for purposes of determining the presence of a quorum, abstentions are counted as present.

WHAT IF A STOCKHOLDER DOES NOT PROVIDE A PROXY OR, IF A PROXY IS RETURNED, IT DOES NOT SPECIFY A CHOICE FOR ONE OR MORE ISSUES?

Stockholders should specify their choice for each issue to be voted upon at the annual meeting. If no proxy is returned or if a proxy is signed and returned but no specific instructions are given on one or more of the issues to be voted upon at that annual meeting, proxies will be voted in accordance with applicable rules, laws and regulations as follows:

Stockholders of Record. If you are a stockholder of record and you do not return a proxy, your shares will not be voted at our annual meeting and your shares will not be counted for purposes of determining whether a quorum exists for the annual meeting. If you do return a signed proxy but you fail to specify how your shares should be voted on one or more issues to be voted upon at the annual meeting, then to the extent you did not specify a choice, your shares will be voted: (i) FOR Proposal One for the election of all of the director nominees; and (ii) FOR Proposal Two ratifying the selection of KPMG LLP as our independent auditors.

Beneficial Owners. If you are a beneficial owner and (i) you do not provide your broker or other nominee who holds your shares with voting instructions, or (ii) you do provide a proxy card but you fail to specify your voting instructions on one or more of the issues to be voted upon at our annual meeting, under applicable rules, your broker or other nominee may exercise discretionary authority to vote your shares on routine proposals but may not vote your shares on non-routine proposals.

However, the shares that cannot be voted by brokers and other nominees on non-routine matters but are represented at the meeting will be deemed present at our annual meeting for purposes of determining whether the necessary quorum exists to proceed with the annual meeting, but will not be considered entitled to vote on the non-routine proposals.

We believe that under applicable rules Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm, approving the selection of KPMG LLP as our independent auditors, is considered a routine matter for which brokerage firms may vote shares that are held in the name of brokerage firms and which are not voted by the applicable beneficial owners.

However, we believe that Proposal One: Election of Directors is considered a non-routine matter under applicable rules. Accordingly, brokers or other nominees cannot vote on this proposal without instructions from beneficial owners.

WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

The following table sets forth the voting requirement with respect to each of the proposals:

Proposal One — Election of directors	Each director must be elected by a plurality of the votes cast, meaning that the three nominees receiving the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Only votes “FOR” will affect the outcome. Withheld votes or broker non-votes will not affect the outcome of the vote.

Proposal Two — Ratification of appointment of independent registered public accounting firm	To be approved by our stockholders, a majority of the shares represented and entitled to vote at the annual meeting must vote “FOR” this proposal. Broker non-votes are not considered entitled to vote and, thus, will have no effect on the outcome of the vote.

HOW DO I CHANGE OR REVOKE MY PROXY?

You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that your shares are registered differently or you have multiple accounts. Please vote all of these shares separately to ensure all of the shares you hold are voted.

HOW CAN STOCKHOLDERS SUBMIT A PROPOSAL FOR INCLUSION IN OUR PROXY STATEMENT FOR THE 2013 ANNUAL MEETING?

To be included in our proxy statement for the 2013 annual meeting, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and be received by our Secretary at our principal executive offices no later than July 2, 2013, or no later than one hundred twenty (120) calendar days before the one-year anniversary of the date on which we first released our proxy statement to stockholders in connection with this year’s annual meeting.

HOW CAN STOCKHOLDERS SUBMIT PROPOSALS TO BE RAISED AT THE 2013 ANNUAL MEETING THAT WILL NOT BE INCLUDED IN OUR PROXY STATEMENT FOR THE 2013 ANNUAL MEETING?

To be raised at the 2013 annual meeting, stockholder proposals must comply with our bylaws. Under our bylaws, a stockholder must give advance notice to our Secretary of any business, including nominations of candidates for election as directors to our board that the stockholder wishes to raise at our annual meeting. To be timely, the notice must be delivered to or mailed and received by our Secretary at our principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the date on which we first mailed our proxy statement in connection with this year’s annual meeting. Since our proxy statement was mailed on October 30, 2012, stockholder proposals must be received by our Secretary at our principal executive offices no earlier than July 2, 2013 and no later than August 1, 2013, in order to be raised at our 2013 annual meeting.

WHAT IF THE DATE OF THE 2013 ANNUAL MEETING CHANGES BY MORE THAN 30 DAYS FROM THE ANNIVERSARY OF THIS YEAR’S ANNUAL MEETING?

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, if the date of the 2013 annual meeting changes by more than 30 days from the anniversary of this year’s annual meeting, to be included in our proxy statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made.

Under our bylaws, if the date of the 2013 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of this year’s annual meeting, stockholder proposals to be brought before the 2013 annual meeting must be received not earlier than the close of business on the 120th day prior to such annual meeting nor later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public disclosure of the date of the meeting was made.

DOES A STOCKHOLDER PROPOSAL REQUIRE SPECIFIC INFORMATION?

With respect to a stockholder’s nomination of a candidate for our board of directors, the stockholder notice to the Secretary must contain certain information as set forth in our bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Our current bylaws may be found on our corporate website at www.guidewire.com under the headings “About Guidewire/Investor Relations.”

WHAT HAPPENS IF WE RECEIVE A STOCKHOLDER PROPOSAL THAT IS NOT IN COMPLIANCE WITH THE TIME FRAMES DESCRIBED ABOVE?

If we receive notice of a matter to come before the 2013 annual meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before such meeting. If such matter is brought before such meeting, then our proxy card for such meeting will confer upon our proxy holders discretionary authority to vote on such matter.

WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Marcus S. Ryu, Karen Blasing and Robert Donohue, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our board of directors.

WHO BEARS THE COST OF THIS SOLICITATION?

We pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition, we may reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, personally or by mail, telephone, facsimile, email or other means of communication (electronic or otherwise). No additional compensation will be paid for such services.

WHAT IF ONLY ONE COPY OF THESE PROXY MATERIALS WAS DELIVERED TO MULTIPLE STOCKHOLDERS WHO SHARE A SINGLE ADDRESS?

In some cases, only one copy of this proxy statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the accompanying 2012 Annual Report on Form 10-K to a stockholder at a shared address to which a single copy of the document was delivered. To request separate delivery of these materials now or in the future, you may submit a written request to our Secretary at Guidewire Software, Inc., 1001 E. Hillsdale Blvd., Suite 800, Foster City, CA 94404 or a verbal request by telephone to Investor Relations at (650) 357-5282. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of either the proxy statement or the 2012 Annual Report on Form 10-K and who would rather receive a single copy of such materials may instruct us accordingly by directing their request to us in the manner provided above.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Form 8-K filed with the Securities and Exchange Commission (“SEC”) within four business days after the annual meeting, which will be available on our website.

PROPOSAL ONE:

ELECTION OF DIRECTORS

In voting on the election of our director nominees, stockholders may:

•	Vote in favor of all nominees;

•	Vote in favor of specific nominees; or

•	Withhold votes as to specific nominees.

Assuming a quorum is present, directors will be elected by a plurality of the votes cast.

Our bylaws provide that the number of directors which shall constitute the whole board shall be fixed from time to time by resolution of the board of directors or by the stockholders at an annual meeting of the stockholders. The board of directors is currently comprised of eight directors. Our certificate of incorporation provides that the board of directors shall be divided into three classes, each consisting of as nearly one-third of the total number of directors as possible. Each class of directors serves a three-year term expiring at the annual meeting of stockholders in the year listed in the table below:

Class I (2012)	Class II (2013)	Class III (2014)
Kenneth W. Branson Craig Ramsey Marcus S. Ryu	Neal Dempsey Guy Dubois Steven M. Krausz	Craig Conway Clifton Thomas Weatherford

Based on the recommendation of the nominating and corporate governance committee (the “NCG committee”), the board of directors has nominated Kenneth W. Branson, Craig Ramsey and Marcus S. Ryu for election as Class I directors, each to serve a three-year term that expires at the annual meeting of stockholders in 2015 and until their successors are duly elected and qualified. Mr. Branson, Mr. Ramsey and Mr. Ryu are currently serving as Class I directors and have each consented to serve for a new term.

Directors in Class II and Class III are not being elected this year and will continue in office for the remainder of their terms, as described above, unless such directors resign or their service as directors otherwise ceases in accordance with our certificate of incorporation or bylaws.

Vote Required

The three Class I directors being voted on this year are elected by a plurality of the votes actually cast. This means that the director nominee with the most affirmative votes for a particular seat is elected for that seat. Abstentions have no effect on the outcome of the vote.

It is the intention of the persons named as proxies herein to vote in favor of the candidates nominated by the board of directors unless such authority is withheld, either by affirmative vote of the stockholders or deemed withheld by the failure of stockholders to submit their votes. If any nominee should not be available for election, the proxies will be voted in the best judgment of the persons authorized as proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE DIRECTOR NOMINEES.

Information Concerning Director Nominees

The name and age as of September 30, 2012 of each nominee for director, his position with us, the year in which he first because a director and certain biographical information as of September 30, 2012 is set forth below:

Name	Age	Positions and Offices Held with the Company	Director Since
Kenneth W. Branson	40	Director of Product Strategy and Director	2010
Craig Ramsey	66	Director	2005
Marcus S. Ryu	39	President, Chief Executive Officer and Director	2001

Kenneth W. Branson co-founded Guidewire and has served as our Director of Product Strategy and on our board of directors since 2010. Prior to that, from 2008 until 2010, Mr. Branson served as our Functional Architect, from 2003 to 2008, as our Vice President of Product Development and, from 2001 to 2003, as our Director of Product Management. Mr. Branson also served as our Treasurer from 2001 until 2009. Mr. Branson holds a B.S. in Electrical Engineering from Princeton University and an M.B.A. from the Stanford Graduate School of Business.

Our board of directors believes that Mr. Branson is qualified to serve as a director based on his experience as a co-founder of Guidewire and his responsibility for directing its product strategy, which affords him a unique understanding of Guidewire’s customers, products and plans.

Craig Ramsey has served on our board of directors since 2005. From 2003 to 2004, Mr. Ramsey served as Chief Executive Officer of Solidus Networks. From 1995 until 2000, Mr. Ramsey served as Senior Vice President of Worldwide Sales at Siebel Systems, Inc., a provider of eBusiness applications. Prior to that, Mr. Ramsey held various positions with nCube Corporation, Oracle Corporation, Amdahl Corporation and IBM. Mr. Ramsey currently serves as a member of the board of directors of salesforce.com, inc. He also currently serves as a director of the Glide Memorial Foundation. Mr. Ramsey received a B.A. in Economics and Communications from Denison University.

Our board of directors believes that Mr. Ramsey is qualified to serve as a director based on his prior executive leadership roles, sales and marketing experience, and service on public and private company boards.

Marcus S. Ryu co-founded Guidewire and has served as our President and Chief Executive Officer since 2010 and as a member of our board of directors since 2001. Prior to that, he served as our Vice President of Products from 2008 to 2010 and our Vice President of Strategy from 2001 to 2008. Prior to founding Guidewire, from 2000 to 2001, Mr. Ryu was Vice President of Strategy at Ariba, Inc., a software-as-a-service provider of collaborative business commerce solutions for buying and selling goods and services. Mr. Ryu also worked as an Associate and Engagement Manager at McKinsey & Company from 1998 until 2000. Mr. Ryu holds an A.B. from Princeton University and a B.Phil. from New College, Oxford University.

Our board of directors believes that Mr. Ryu is qualified to serve as a director based on his experience as co-founder, President and Chief Executive Officer of Guidewire and his extensive service across a broad spectrum of Guidewire functions, including strategy, business development, operations, engineering and marketing.

Information Concerning Directors Continuing in Office

Craig Conway has served as our Executive Chairman of the Board of Directors since 2010. From 1999 to 2004, Mr. Conway served as President and Chief Executive Officer of PeopleSoft, Inc., an enterprise application software company. Mr. Conway also served as President and Chief Executive Officer of One Touch Systems, Inc., a virtual distance learning provider, and TGV Software, Inc., a web applications developer. Mr. Conway currently serves as a director of salesforce.com, inc. and Advanced Micro Devices, Inc. During the past five years, Mr. Conway has served as a director of Pegasystems Inc. and Unisys Corporation. Mr. Conway holds a B.S. in Computer Science and Mathematics from the State University of New York at Brockport.

Our board of directors believes that Mr. Conway is qualified to serve as a director based on his extensive and broad background in business management, including his experience as president and chief executive officer of three technology companies, as well as his service on the boards of other publicly held companies.

Neal Dempsey has served on our board of directors since 2006. Mr. Dempsey has held various roles at venture capital firm Bay Partners since 1989 and is currently a General Partner. Prior to joining Bay Partners, Mr. Dempsey was the Chief Executive Officer of Qubix Graphics Systems, a technical illustration manufacturer, and Envision Technology, a text-to-speech software developer. In addition to his service on our board, Mr. Dempsey was a director of Brocade Communications Systems, Inc., from 1996 until 2007. Mr. Dempsey currently sits on the boards of numerous private companies. He holds a B.S. in General Business from the University of Washington.

Our board of directors believes that Mr. Dempsey is qualified to serve as a director based on his prior service as a chief executive officer of two technology companies, service on public and private company boards and knowledge of the software industry.

Guy Dubois has served on our board of directors since 2012. From 2011 to 2012, he served as Chief Executive Officer of TEMENOS Group AG, a banking software provider. From 2009 to 2011, Mr. Dubois served as President and Chief Executive Officer of MACH Group, a hub-based mobile communications exchange solutions provider, where he is now serving as a non-executive member of the board of directors. From 2007 to 2008, Mr. Dubois was an Executive Vice President and President of the Global Products division of Amdocs Limited. From 2005 to 2006, he was President and Chief Executive Officer of Cramer Systems Group Ltd., an operations support systems provider, where he oversaw the company’s acquisition by Amdocs in 2006. Between 2001 and 2005, he was an Executive Vice President at PeopleSoft, Inc., where he led strategy and business development outside North America. Mr. Dubois holds an Engineering Diploma from the Lille Graduate School of Business Management in France.

Our board of directors believes that Mr. Dubois is qualified to serve as a director based on his prior service as a chief executive officer of three technology companies, service on public and private company boards and knowledge of the industry.

Steven M. Krausz has served on our board of directors since 2010. Since 1985, Mr. Krausz has held various roles at venture capital firm U.S. Venture Partners (“USVP”) and is currently a Managing Member. Prior to joining USVP, Mr. Krausz held various operating roles at BTI Computers, Inc., Daisy Systems Corporation, Direct Inc. and NASA. Mr. Krausz currently serves as a member of the board of directors of Imperva, Inc. From 2000 to 2011, Mr. Krausz served on the board of directors of Occam Networks, Inc., until its acquisition by Calix, Inc. Mr. Krausz is also currently a director for a number of private companies. Mr. Krausz holds a B.S. in Electrical Engineering from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

Our board of directors believes that Mr. Krausz is qualified to serve as a director based on his prior service on public and private company boards and extensive financial knowledge and expertise.

Clifton Thomas Weatherford has served on our board of directors since 2007. Since 2003, Mr. Weatherford has served as a board member and financial consultant to several companies. From 1997 until 2003, he was Executive Vice President and Chief Financial Officer of Business Objects S.A., a provider of business intelligence software. Mr. Weatherford currently serves on the board of directors and is the chair of the audit committee of each of Mellanox Technologies, Ltd., Tesco Corporation, and Spansion, Inc., and has served as a member of the SEC Advisory Committee on Accounting Standards. Within the past five years, Mr. Weatherford has also served on the board of directors of Advanced Analogic Technologies, Inc., InfoGroup, Inc., SMART Modular Technologies, Inc., Synplicity Inc. and Saba Software, Inc. Mr. Weatherford holds a B.B.A. from the University of Houston.

Our board of directors believes that Mr. Weatherford is qualified to serve as a director based on his service on other public company boards and audit committees, broad industry expertise, extensive financial leadership experience and insight into SEC reporting and compliance.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On the recommendation of our audit committee, our board of directors has appointed KPMG LLP (“KPMG”), independent public accountants, to audit our financial statements for the fiscal year ending July 31, 2013. We are submitting this selection to our stockholders for ratification. Although we are not required to seek stockholder approval for this appointment, we believe it is sound corporate practice to do so. Representatives from KPMG will be in attendance at the annual meeting to respond to any appropriate questions and will have the opportunity to make a statement, if they so desire. If the stockholders do not ratify the appointment of KPMG, the audit committee of the board of directors will reconsider the appointment.

In the vote on the ratification of the selection of KPMG as our independent auditors, stockholders may:

•	Vote in favor of ratification;

•	Vote against ratification; or

•	Abstain from voting on ratification.

Assuming a quorum is present, the selection of KPMG as our independent auditors will be ratified if the affirmative vote of a majority of the shares represented and entitled to vote on the matter at the meeting is obtained. In the event that the stockholders do not ratify the selection of KPMG, the appointment of the independent auditors will be reconsidered by the audit committee of the board of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JULY 31, 2013.

Auditor Information

The types of services and aggregate fees billed or expected to be billed by KPMG with respect to our 2012 and 2011 fiscal years are as follows:

	2012	2011
Description of Services
Audit Fees (1)	$2,108,258	$445,421
Audit-Related Fees	—	—
Tax Fees (2)	—	55,473

Total	$2,108,258	$500,894

(1)

Relates to the audit of our annual financial statements, the review of the financial statements included in our quarterly reports, services rendered in connection with our Form S-1 and Form S-8 related to our initial public offering, our Form S-1 related to our follow-on public offering, and statutory audits required by non-U.S. jurisdictions.

(2)

Relates to services for tax return compliance, tax advice and tax planning. The services for the fees disclosed under this category relate to an analysis of ownership changes pursuant to Section 382 of the Internal Revenue Code.

The audit committee considered whether the provision of the foregoing services by KPMG was compatible with maintaining KPMG’s independence and determined that they were compatible.

In accordance with its charter, the audit committee is required to pre-approve all audit and audit related services and permitted non-audit services, including the terms of all engagements, to be performed by our independent registered public accounting firm. As part of its review, the audit committee furthermore considers whether the non-audit services will or may potentially impact the independence of our independent registered public accounting firm. During fiscal years 2012 and 2011, all services performed by KPMG for our benefit were pre-approved by the audit committee in accordance with its charter and all applicable laws, rules and regulations and the audit committee determined that the performance of non-audit tax services performed by KPMG were compatible with maintaining KPMG’s independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (iv) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except to the extent the Company specifically incorporates it by reference into such filing.

Role of the Audit Committee

The audit committee operates under a written charter adopted by the board of directors on September 14, 2011 which provides that its functions include the oversight of the quality of the Company’s financial reports and other financial information and its compliance with legal and regulatory requirements, the appointment, compensation and oversight of the Company’s independent registered public accounting firm including reviewing their independence, reviewing and approving the planned scope of the Company’s annual audit, reviewing and pre-approving any non-audit services that may be performed by the Company’s independent registered public accounting firm, reviewing with management and the Company’s independent registered public accounting firm the adequacy of internal financial controls, and reviewing the Company’s critical accounting policies and estimates, and the application of U.S. generally accepted accounting principles. The audit committee held seven meetings during fiscal year 2012.

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and an independent audit of the Company’s internal control over financial reporting, both in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The audit committee’s responsibility is to monitor and oversee this process.

Review of Audited Financial Statements for Fiscal Year Ended July 31, 2012

The audit committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended July 31, 2012 with management. The audit committee discussed with KPMG the matters required to be discussed under the PCAOB standards.

The audit committee received the written disclosures and the letter from KPMG required by PCAOB regarding KPMG’s communications with the audit committee concerning independence (Communication with Audit Committees Concerning Independence) and the audit committee has discussed with KPMG its independence from the Company and its management.

The Company’s management has established and the audit committee has reviewed and approved procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by the Company’s employees, received through established procedures, of concerns regarding questionable accounting or auditing matters.

Based on the audit committee’s review and discussions with management and KPMG, the audit committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2012 for filing with the SEC.

Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the audit committee oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that KPMG is in fact “independent.”

THE AUDIT COMMITTEE

Clifton Thomas Weatherford (Chair)

Craig Conway

Steven M. Krausz

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our board of directors, which is elected by our stockholders, is responsible for directing and overseeing our business and affairs. In carrying out its responsibilities, the board of directors selects and monitors our top management, provides oversight of our financial reporting processes and determines and implements our corporate governance policies.

Our board of directors and management are committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders, and we have a variety of policies and procedures to promote such goals. To that end, during the past year, our management periodically reviewed our corporate governance policies and practices to ensure that they remain consistent with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), SEC rules and the listing standards of the New York Stock Exchange (“NYSE”).

Besides verifying the independence of the members of our board of directors and committees (which is discussed in the section titled “Independence of the Board of Directors” below), at the direction of our board of directors, we also:

•	Intend to periodically review and make necessary changes to the charters for our audit, compensation and nominating and corporate governance committee committees;

•	Have established disclosure control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act and the rules and regulations of the SEC;

•	Have a procedure for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters in place; and

•	Have a code of business conduct and ethics that applies to our officers, directors and employees.

In addition, we have adopted a set of corporate governance guidelines. The NCG committee is responsible for reviewing our corporate governance guidelines from time to time and reporting and making recommendations to the board of directors concerning corporate governance matters. Our corporate governance guidelines address such matters as:

•	Director Independence — Independent directors must constitute at least a majority of our board of directors;

•	Monitoring Board Effectiveness — The board of directors must conduct an annual self-evaluation of the board of directors and its committees;

•

Executive Chairman of the Board — The roles and responsibilities of the Executive Chairman of the Board are generally described in our corporate governance guidelines, as described under the section titled, “Executive Chairman of the Board” below;

•	Executive Sessions of Directors — The Executive Chairman of the Board regularly leads meetings among non-employee directors without management present;

•

Board Access to Independent Advisors — Our board of directors as a whole, and each of its committees separately, have authority to retain independent consultants, counselors or advisors as each deems necessary or appropriate; and

•	Board Committees — All members of the audit, compensation and NCG committees are independent in accordance with applicable NYSE criteria.

Copies of our corporate governance guidelines, code of business conduct and ethics and committee charters can be found on our Internet website at www.guidewire.com under “About Guidewire/Investor Relations/Corporate Governance.”

Meetings of the Board of Directors

Our board of directors held nine regular and special meetings in fiscal year 2012. Each director attended at least 75% of all meetings of the board of directors held during fiscal year 2012. Under our corporate governance guidelines, directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations. Directors are also expected to make every effort to attend our annual meeting of stockholders, all meetings of the board of directors and all meetings of the committees on which they serve.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our Chief Executive Officer (“CEO”), principal financial officer and principal accounting officer. During fiscal year 2012, no waivers were granted from any provision of the code of business conduct and ethics.

A copy of our code of business conduct and ethics is available on our Internet website at www.guidewire.com under “About Guidewire/Investor Relations/Corporate Governance” and may also be obtained without charge by contacting our Corporate Secretary at Guidewire Software, Inc., 1001 E. Hillsdale Blvd., Suite 800, Foster City, CA 94404. We intend to post any amendments to or waivers from our code of business conduct and ethics (to the extent applicable to our CEO, principal financial officer or principal accounting officer) on our website.

Stockholder Communications with the Board of Directors

Stockholders and other parties interested in communicating directly with the board of directors may do so by writing to: Board of Directors, c/o Guidewire Software, Inc., 1001 E. Hillsdale Blvd., Suite 800, Foster City, CA 94404. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our audit committee and handled in accordance with applicable procedures established by the audit committee.

Independence of the Board of Directors

Consistent with our corporate governance guidelines and NYSE rules, our board of directors has determined that, as of the date of this proxy statement, six out of the eight members of our board of directors are “independent,” the two non-independent members being Marcus S. Ryu, our President and Chief Executive Officer, and Kenneth W. Branson, our Director of Product Strategy. In addition, all members of the audit, compensation and NCG committees satisfy such independence criteria.

Structure of the Board of Directors

The positions of Chief Executive Officer and Executive Chairman of the Board are separated. The board of directors believes that separating these roles provides the right foundation to pursue strategic and operational objectives while maintaining effective oversight and objective evaluation of corporate performance. Our Executive Chairman of the Board, Craig Conway, is independent.

Executive Chairman of the Board

The duties of the Executive Chairman of the Board include: (i) collaborating with the Chief Executive Officer on the Company’s strategy, product road map, management organization, acquisitions and legal matters, (ii) reviewing meeting agendas of the board of directors in consultation with the Chief Executive Officer, (iii) presiding over meetings of the board of directors, (iv) approving meeting schedules to ensure that there is sufficient time for discussion of all items, (v) serving as a liaison between our Chief Executive Officer and our board of directors, and (vi) leading the board of directors’ annual evaluation process of the Chief Executive Officer.

Executive Sessions

The board of directors regularly holds executive sessions without the presence of executive management. The sessions are scheduled and led by our Executive Chairman of the Board. Any director can request additional executive session(s) be scheduled.

Director Attendance at Annual Stockholder Meetings

Directors are encouraged, but not required, to attend our Annual Stockholder Meeting. Our 2012 annual meeting of stockholders will be our first annual meeting as a public company.

Board’s Role in Risk Oversight

Our board of directors has overall responsibility for our risk oversight with a focus on the most significant risks. The board of director’s risk oversight process builds upon management’s risk assessment and mitigation processes. Our enterprise risk management program is overseen by our general counsel and chief financial officer. Individual risks are identified and prioritized based on their overall impact to the organization in the context of significance and likelihood. The most significant risks are then identified to the board of directors and each significant risk is individually evaluated, including a review of mitigating activities related to such risk and a discussion is undertaken between the board of directors and management. The management team presents the results of the enterprise risk management assessment to the board of directors at least annually. The board of directors also receives committee reports from each of the standing committees of the board of directors periodically to assist it in overseeing the Company’s enterprise risk management. The board of directors also considers and discusses with management the processes in place relating to enterprise risk management and any potential changes to be made to such processes going forward. Additional review or reporting of enterprise risks is conducted as needed or as requested by the board of directors or any of its committees.

Compensation Plans Risk Assessment

As part of its oversight function, our board of directors and our compensation committee in particular, along with our management team, considers potential risks when reviewing and approving various compensation plans, including executive compensation. Based on this review, our board of directors has concluded that such compensation plans, including executive compensation, do not encourage risk taking to a degree that is reasonably likely to have a materially adverse impact on us or our operations.

Whistleblower Procedures

In accordance with the Sarbanes-Oxley Act, we have established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission of concerns regarding accounting or auditing matters. If an individual has a concern regarding questionable accounting, internal accounting controls or auditing matters, or the reporting of fraudulent financial information, such individual may report his or her concern by sending a letter (which may be anonymous at the discretion of the reporting person), to us at our principal executive offices to the attention of the general counsel or, if such individual is uncomfortable reporting to the general counsel, to the attention of the chair of the audit committee. Individual employees may also report their concerns by telephone or online (which may be anonymous at the discretion of the reporting person) by using our ethics reporting system available on our Intranet website.

Committees of the Board of Directors

The board of directors uses committees to work on certain issues in more detail than would be reasonable at a meeting of the full board of directors. Each committee reviews the progress and results of its meetings with the full board of directors and makes recommendations to the board of directors as and when appropriate. The board of directors presently has three standing committees: an audit committee, a compensation committee and an NCG committee. Each director who served on a committee attended at least 75% of all meetings of each such committee held during fiscal year 2012. Each of the three standing committees of the board of directors described below operates pursuant to a written committee charter that is available to stockholders on our Internet website at www.guidewire.com under “About Guidewire/Investor Relations/Corporate Governance.”

Audit Committee

The audit committee currently consists of:

Clifton Thomas Weatherford (Chair)

Craig Conway

Steven M. Krausz

The audit committee met seven times in fiscal year 2012. Each of Messrs. Conway, Krausz and Weatherford: (1) is “independent” as defined by current NYSE listing standards, (2) meet the independence requirements of Rule 10A of the Exchange Act and (3) qualify as a “financial expert” as defined by SEC rules. Pursuant to its charter, the audit committee is responsible for the oversight of the quality and integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors, the performance of our independent auditors and other significant financial matters. In discharging its duties, the audit committee:

•	Has the sole authority to appoint, compensate, retain, oversee and terminate the independent auditors;

•	Reviews and approves the scope of the annual audit;

•	Reviews and pre-approves the engagement of our independent auditors to perform audit and non-audit services and related fees;

•	Reviews the integrity of our financial reporting process;

•	Reviews our financial statements, disclosures and filings with the SEC;

•	Reviews and approves an annual report of the audit committee for inclusion in this proxy statement;

•	Reviews disclosures from our independent auditors regarding independence standards;

•	Reviews and, if appropriate, approves, related-party transactions; and

•	Annually reviews and assesses its performance and the adequacy of its charter.

Compensation Committee

The compensation committee currently consists of:

Neal Dempsey (Chair)

Craig Conway

Craig Ramsey

The compensation committee met three times in fiscal year 2012. The board of directors has determined that each of the members of the compensation committee is: (1) a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, (2) an “outside director” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, and (3) “independent” as defined by current NYSE listing standards.

The compensation committee’s specific responsibilities include the following:

•	Oversight of our compensation and benefits policies generally;

•	Evaluate the performance of our executives and reviewing our management succession plans;

•	Oversee and set compensation for our executive officers;

•	Acting as administrator of our equity compensation plans;

•	Review and approve an annual discussion and analysis on executive compensation for inclusion in this proxy statement;

•	Review and approve any employment, severance and change of control agreements with our senior executives, as well as any other compensation arrangements; and

•	Annually review and assess its performance and the adequacy of its charter.

Nominating and Corporate Governance Committee

The NCG committee currently consists of:

Craig Conway (Chair)

Steven M. Krausz

Clifton Thomas Weatherford

The NCG committee did not meet in fiscal year 2012. The board of directors has determined that each of the members of the NCG committee is “independent” as defined under current NYSE listing standards. Pursuant to its charter, the NCG committee is responsible for, among other things:

•

Making recommendations to our board of directors regarding nominees to the board of directors proposed for election by our stockholders as well as individuals to be considered to fill any vacancies that may occur on the board of directors;

•	Evaluating and recommending to our board of directors any revisions to our corporate governance guidelines;

•	Establishing criteria for membership on the board of directors and its committees, including criteria as to director independence;

•	Overseeing the process for evaluating the performance of our board of directors and its committees;

•

Evaluating the current composition, organization and governance of our board of directors and its committees, determining future requirements and making recommendations to our board of directors for approval;

•	Reviewing conflicts of interest policies; and

•	Annually reviewing and evaluating its performance, including compliance with its charter.

Consideration of Director Nominees

Stockholder Nominees. Our bylaws permit stockholders to nominate directors for consideration at our annual stockholder meeting. For a description of this process, see “Questions and Answers About the Annual Meeting, the Proxy Materials and Voting Your Shares — How can stockholders submit a proposal for inclusion in our proxy statement for the 2013 annual meeting?” above. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the NCG committee. The NCG committee’s policy is to consider properly submitted stockholder nominations. In evaluating all director nominations, the NCG committee seeks to balance an individual’s knowledge, experience and capabilities and compliance with the membership criteria set forth below under “-Director Qualifications.”

Director Qualifications. Our corporate governance guidelines apply membership criteria to nominees recommended by the NCG committee for a position on our board of directors. These include judgment, diversity, skills, background and experience in light of the board of directors’ present composition and the current challenges and needs of the board of directors and its committees. The NCG committee also takes into account the independence, financial literacy and financial expertise standards required under our corporate governance guidelines and committees charters and applicable laws and regulations, and the ability of the candidate, in light of the candidate’s present activities and our corporate governance guidelines, to devote the necessary time and attention to serving as a director and a committee member. Each director must represent the interests of all stockholders. While we take into account diversity of background and experience, we do not have a formal policy that requires nominees to meet specific criteria.

Identifying and Evaluating Nominees for Directors. The NCG committee utilizes a variety of methods to identify and evaluate director nominees. The NCG committee plans to assess the appropriate size of the board of directors from time to time and whether any vacancies are expected. In the event that vacancies are anticipated or otherwise arise, the NCG committee decides whether to fill such vacancies and, if so, considers various potential candidates. Candidates may come to the attention of the NCG committee through current board of director members, professional search firms engaged by the NCG committee, stockholders or others. These candidates may be evaluated at meetings of the NCG committee and may be considered at any point during the year.

INFORMATION REGARDING COMPENSATION OF DIRECTORS

AND EXECUTIVE OFFICERS

Director Compensation

We believe that a combination of cash and equity compensation is appropriate to attract and retain the individuals we desire to serve on our board of directors and that this approach is comparable to the policies of our peers. More specifically, our cash compensation policies are designed to encourage frequent and active interaction between directors and our executives both during and between formal meetings as well as compensate our directors for their time and effort. Further, we believe it is important to align the long-term interests of our non-employee directors with those of the Company and its stockholders and that awarding equity compensation to, and thereby increasing ownership of our common stock by, our non-employee directors is an appropriate means to achieve this alignment.

Our non-employee directors receive an annual cash retainer for board and committee service in addition to equity compensation, as set forth in further detail in the table below.

Position		Annual Cash Retainer ($) (1)		Annual Equity Compensation
Board of Directors Membership		50,000

For 2012 grants: (2)(3)

•   Stock options with a Black-Scholes value of $43,750

•   Restricted stock units (“RSUs”) with a value of $43,750

For grants after 2012: (4)

•   Stock options with a Black-Scholes value of $75,000

•   RSUs with a value of $75,000

Executive Chairman of the Board		150,000	(5)	None

Audit Committee	Chair	15,000		None
	Member	5,000		None

Compensation Committee	Chair	10,000		None
	Member	2,500		None

Nominating and Corporate Governance Committee	Chair	None		None
	Member	None		None

(1)	The annual cash retainers are payable in quarterly installments.
(2)	Except as otherwise stated, each option and RSU vests on December 1st of the following year, which is expected to be near the date of our annual meeting of stockholders.
(3)

Represents the pro-rated portion of the $75,000 annual Director target grant. Mr. Dubois received 1,360 stock options and 581 RSUs based on a grant date of September 5, 2012 with 100% vesting on December 1, 2012.

(4)

Except as otherwise stated, each option and RSU vests on the one-year anniversary of the annual meeting of stockholders immediately preceding such grant, provided such non-employee director continues to be a service provider to the Company on such date.

(5)	Effective September 5, 2012, this annual cash retainer was reduced from $249,600 to $150,000.

The table below shows the compensation received by each of our non-employee directors during the fiscal year ended July 31, 2012. Our directors do not receive fringe or other benefits. Neither Mr. Ryu nor Mr. Branson receive any additional compensation for their service as a director.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Unit Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Craig Conway (2)	249,600	43,750	43,755	—	—	337,105

Neal Dempsey (3)	20,000	43,750	43,755	—	—	107,505

Steven M. Krausz (4)	18,333	43,750	43,755	—	—	105,838

Craig Ramsey (5)	17,500	43,750	43,755	—	—	105,005

Clifton Thomas Weatherford (6)	51,723	43,750	43,755	—	—	139,228

(1)

The amounts shown reflect the grant date fair value of RSUs and stock options granted, respectively, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. These amounts do not represent the actual amounts paid to or realized by the directors during fiscal 2012. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 6 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended July 31, 2012 regarding assumptions underlying valuation of equity awards.

(2)	As of July 31, 2012, Mr. Conway held an option to purchase 2,903 shares of common stock and 372,813 unvested RSUs.
(3)	As of July 31, 2012, Mr. Dempsey held an option to purchase 2,903 shares of common stock and 1,250 unvested RSUs.
(4)	As of July 31, 2012, Mr. Krausz held an option to purchase 2,903 shares of common stock and 1,250 unvested RSUs.
(5)	As of July 31, 2012, Mr. Ramsey held an option to purchase 2,903 shares of common stock and 1,250 unvested RSUs.
(6)	As of July 31, 2012, Mr. Weatherford held options to purchase 102,903 shares of common stock and 54,250 unvested RSUs.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2012, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Compensation Committee Report

The compensation committee has reviewed and discussed the following Summary of Named Executive Officer Compensation and, based on such review and discussions, the compensation committee recommended to our board of directors that this Summary of Named Executive Officer Compensation discussion be included in this proxy statement.

THE COMPENSATION COMMITTEE

Neal Dempsey, Chair

Craig Ramsey

Craig Conway

SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION

As an “emerging growth company” under SEC rules, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Named Executive Officers

This proxy statement provides information about the material components of our executive compensation program for:

•	Marcus S. Ryu, President, Chief Executive Officer and Co-Founder;

•	Karen Blasing, Chief Financial Officer;

•	John True, Senior Vice President, Field Operations; and

•	Peter A. Espinosa, Former Vice President, Worldwide Sales.

We refer to these executive officers collectively in this compensation section and the related compensation tables as the Named Executive Officers or “NEOs.”

Overview

This compensation section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each element of compensation that we provide.

This compensation section contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation plans and arrangements. The actual compensation plans and arrangements that we adopt may differ materially from currently anticipated plans and arrangements as summarized in this compensation section.

Executive Compensation Philosophy and Objectives

We have oriented our executive compensation program to observe the following basic principles and objectives:

•

Provide total compensation opportunities that enable us to recruit and retain executive officers with the experience and skills to manage the growth of the Company and lead us to the next stage of development;

•	Provide total compensation opportunities that are affordable and consistent with our business goals;

•	Provide cash compensation that is market-based and, in the case of cash-based incentives, establishes a direct and meaningful link between business results, individual performance and rewards;

•

Provide equity-based compensation that enables our executive officers to share in the Company’s financial results and that establish a clear alignment between their interests and the interests of our stockholders;

•	Provide a core level of welfare and other benefits; and

•	Maintain compensation policies and practices that reinforce a culture of ownership, excellence and responsiveness.

Executive Compensation Program Elements

The following describes each element of our executive compensation program.

Base Salary

We provide our executive officers, including the Named Executive Officers, with base salaries to compensate them for their day-to-day responsibilities. Generally, the initial base salaries of our executive officers are established through arm’s-length negotiation at the time the individual executive officer is hired, taking into account his or her qualifications, experience and prior salary level. Thereafter, the compensation committee reviews and recommends adjustments, as necessary or appropriate, to the base salaries of our executive officers to our board of directors on an annual basis.

In recognition of his increased responsibilities and performance, our board of directors approved an increase to Mr. Ryu’s base salary from $250,000 to $300,000 effective August 1, 2011 and will further increase Mr. Ryu’s base salary from $300,000 to $350,000 effective November 1, 2012.

The base salaries paid to the Named Executive Officers during fiscal year 2012 are set forth in the Summary Compensation Table below.

Senior Executive Incentive Bonus Plan

Our Senior Executive Incentive Bonus Plan (the “Bonus Plan”) applies to certain key executives including the Named Executive Officers, or the other executive officers, as selected by the compensation committee. The Bonus Plan provides for bonus payments based upon the attainment of performance targets established by the compensation committee and related to financial and operational metrics with respect to the Company or any of its subsidiaries (the “Performance Goals”), which would include the achievement of specified financial or operational metrics or objectives.

Any bonuses paid under the Bonus Plan are based upon objectively determinable bonus formulas that tie such bonuses to one or more performance targets relating to the Performance Goals. The bonus formulas are adopted in each performance period by the compensation committee and communicated to each executive officer. No bonuses shall be paid under the Bonus Plan unless and until the compensation committee makes a determination with respect to the attainment of the performance objectives. Notwithstanding the foregoing, we can adjust or pay bonuses under the Bonus Plan based on achievement of individual performance goals or pay bonuses (including, without limitation, discretionary bonuses) to executive officers under the Bonus Plan based upon such other terms and conditions as the compensation committee may in its discretion determine.

Each executive officer has a targeted bonus opportunity set for each performance period. The Performance Goals will be measured at the end of each performance period after our financial reports have been published or such other appropriate time as the compensation committee determines. If the Performance Goals are met, payments will be made as soon as practicable following the end of each performance period. Subject to the rights contained in any agreement between the executive officer and the Company, an executive officer must be employed by the Company on the bonus payment date in order to be eligible to receive a bonus payment.

Fiscal 2012 Bonus Decisions

After the conclusion of the fiscal year, the compensation committee evaluated our financial and operational performance for fiscal year 2012 and determined the achievement of the goals and targets set under the Bonus Plan for 2012. The compensation committee, with input from our CEO, also evaluated each Named Executive Officer’s attainment of individual goals that had been set under the Bonus Plan.

Based on the compensation committee’s recommendations, our board of directors approved cash bonuses for the Named Executive Officers for 2012 as set forth in the Summary Compensation Table, below.

Equity Compensation

We use equity awards to incentivize and reward our executives officers, including the Named Executive Officers, for long-term corporate performance based on the value of our common stock and, thereby, to align their interests with those of our stockholders. To date, we have used stock options and RSUs as our principal equity award vehicles. We believe that stock options provide a strong reward for growth in the market price of our common stock as the entire value of stock options depends on future stock price appreciation, as well as a strong incentive for our executive officers to remain employed with the Company as they require continued employment through the vesting period. We also believe that RSUs provide a strong retention incentive for our executive officers, provide a moderate reward for growth in the market price of our common stock, and, because they use fewer shares than stock options, are less dilutive to our stockholders. Consistent with our compensation objectives, we believe this approach aligns our executive officers’ efforts and contributions with our long-term interests and allows them to participate in any future appreciation in value of our common stock. We also believe that stock options and RSUs serve as effective retention tools due to vesting requirements that are based on continued service with the Company.

Typically, the size and form of the initial equity awards for our executive officers have been established through arm’s-length negotiation at the time the individual executive officer was hired. In formulating these awards, our board of directors has considered, among other things, the prospective role and responsibility of the executive officer, the amount of equity-based compensation held by the executive officer at his or her former employer, the cash compensation received by the executive officer, the compensation committee’s sense of the competitive market for similar positions, and the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

Thereafter, the compensation committee has reviewed the equity holdings of our executive officers annually and periodically recommended to our board of directors the grant of equity awards in the form of stock options and/or RSUs to our executive officers to ensure that their overall equity position was consistent with our compensation objectives. The compensation committee has not applied a rigid formula in determining the size of these equity awards.

The equity awards granted to the Named Executive Officers during fiscal year 2012 are set forth in the Summary Compensation Table and the Outstanding Equity Awards at Fiscal 2012 Year End Table below.

401(k) Plan

We have established a tax-qualified Section 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Under this plan, employees may elect to defer their current compensation by up to the statutory limit ($17,000 in calendar year 2012) and contribute to the plan. We currently match any contributions made to the plan by our employees, including executive officers, up to a maximum of $2,000 per participant. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code, as amended (the “Code”) so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.

Executive Agreements and Termination of Employment Arrangements

We initially entered into offer letters with each of the Named Executive Officers in connection with his or her employment with the Company, and replaced the offer letters with our Named Executive Officers with executive agreements in connection with our initial public offering. These agreements provide for an initial employment term of three years from the effective date of our initial public offering followed by subsequent one-year renewal periods. In addition, each agreement sets forth the terms and conditions of employment of each Named Executive Officer, including base salary, target annual bonus opportunity and standard employee benefit plan participation. These agreements also contain provisions that provide for certain payments and benefits in the event of a termination of employment, including an involuntary termination of employment following a change in control of the Company.

Involuntary Termination of Employment

In the event that the employment of Mr. Ryu, Ms. Blasing or Mr. True is terminated without cause (as defined in the executive agreements), and subject to such officer delivering a fully effective release of claims, he or she will be entitled to cash severance equal to one times in the case of Mr. Ryu and 0.5 times in the case of Mr. True and Ms. Blasing, the sum of such officer’s then current base salary and target annual incentive compensation, payable over 12 months in the case of Mr. Ryu and six months in the case of Mr. True and Ms. Blasing, plus a monthly payment equal to our contribution towards health insurance for 12 months in the case of Mr. Ryu and six months in the case of Mr. True and Ms. Blasing.

Involuntary Termination of Employment in Connection with a Change in Control

In the event that the employment of Mr. Ryu, Ms. Blasing or Mr. True is terminated without cause or for good reason (as defined in the executive agreements) in the two month period prior to or 18 month period after, in the case of Mr. Ryu, 12 month period after, in the case of Ms. Blasing and 24 month period after, in the case of Mr. True, a change in control, then in lieu of the severance described above, and subject to such officer delivering a fully effective release of claims, he or she will be entitled to cash severance equal to 1.5 times in the case of Mr. Ryu and one times in the case of Ms. Blasing and Mr. True, the sum of the officer’s then current base salary and target annual incentive compensation, payable in a single lump sum, plus a monthly payment equal to our contribution towards health insurance for 18 months in the case of Mr. Ryu and 12 months in the case of Ms. Blasing and Mr. True. In addition, all stock options, RSUs and other stock based awards held by Mr. Ryu, the stock option granted to Ms. Blasing on July 28, 2009 and the stock options and RSUs granted to Mr. True in connection with his hiring in 2011 will immediately accelerate and become fully vested upon such termination, and all other stock options, RSUs and other stock based awards held by Ms. Blasing and Mr. True will be accelerated as if such executive had completed an additional 12 months of service with us.

The payments and benefits provided under the executive agreements in connection with a change in control may not be eligible for a federal income tax deduction for the Company pursuant to Section 280G of the Internal Revenue Code. These payments and benefits also may be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Mr. Ryu, Ms. Blasing or Mr. True in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to such officer.

Employee Stock Plans

Prior to becoming a public company, we maintained several equity compensation plans. In connection with our initial public offering, we discontinued using those equity compensation plans and adopted our 2011 Stock Plan (the “2011 Plan”). We now grant all stock options, RSUs and other equity awards under the 2011 Plan.

As of July 31, 2012, we had reserved 8,088,539 shares of our common stock for the issuance of awards under the 2011 Plan. The 2011 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2013, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31. This number is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

The shares we issue under the 2011 Plan will be authorized but unissued shares or shares that we reacquire. The shares of common stock underlying any awards under the 2011 Plan or our prior stock plans that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without any issuance of stock, expire or are otherwise terminated (other than by exercise) are added back to the shares of common stock available for issuance under the 2011 Plan.

The 2011 Plan is administered by the compensation committee. The compensation committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2011 Plan. Persons eligible to participate in the 2011 Plan will be those employees, non-employee directors and consultants as selected from time to time by the compensation committee in its discretion.

The 2011 Plan permits the granting of both options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. The option exercise price of each option will be determined by the compensation committee but may not be less than 100% of the fair market value of the common stock on the date of grant. The term of each option will be fixed by the compensation committee and may not exceed ten years from the date of grant. The compensation committee will determine at what time or times each option may be exercised.

The compensation committee may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in our stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant.

The compensation committee may award restricted shares of common stock and RSUs under the 2011 Plan subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified vesting period. The compensation committee may also grant shares of common stock that are free from any restrictions under the 2011 Plan. Unrestricted stock may be granted to participants in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

The compensation committee may grant performance share awards to participants which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals and such other conditions as the compensation committee shall determine.

The compensation committee may grant cash-based awards under the 2011 Plan to participants, subject to the achievement of certain performance goals.

The compensation committee may grant awards of restricted stock, RSUs, performance shares or cash-based awards under the 2011 Plan that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Those awards would only vest or become payable upon the attainment of performance goals that are established by the compensation committee and related to one or more performance criteria. The performance criteria that would be used with respect to any such awards include: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of our common stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of stock, sales or market shares, number of customers, number of new customers or customer references, operating income and net annual recurring revenue, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. From and after the time that we become subject to Section 162(m) of the Code, stock options or stock appreciation rights with respect to no more than shares of common stock may be granted to any individual grantee during any one calendar year period.

The 2011 Plan provides that upon the effectiveness of a “change in control” as defined in the 2011 Plan, all awards will be assumed or continued or substituted by the successor entity. If a successor entity does not assume, continue or substitute awards, then all such awards will accelerate and become fully vested and exercisable and will terminate prior to the effective time of the change in control and will terminate at the time of the change in control. In the event of such termination, such holders of options and stock appreciation rights will be given notice and an opportunity to exercise such awards. Alternatively, we may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration payable to stockholders in the sale event and the per share exercise price of the options or stock appreciation rights.

Our board of directors may amend or discontinue the 2011 Plan and the compensation committee may amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may adversely affect rights under an award without the holder’s consent. Certain amendments to the 2011 Plan require the approval of our stockholders.

No awards may be granted under the 2011 Plan after the date that is 10 years from the effectiveness of the plan.

Summary Compensation Table

The following table and narrative summarizes and explains the compensation that we paid to, or that was earned by, each of the Named Executive Officers during our fiscal year ended July 31, 2012.

Name and Principal Position	Year	Base Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
Marcus S. Ryu	2012	300,000	—	763,880	199,500	2,462	1,265,842
President and Chief Executive Officer	2011	234,615	6,036,736	519,612	106,333	1,401	6,898,697

Karen Blasing	2012	250,000	—	—	113,050	2,595	365,645
Chief Financial Officer	2011	250,000	187,500	86,597	98,600	1,166	623,863

John True (3)	2012	181,891	1,550,000	1,037,713	104,675	2,683	2,876,962
Senior Vice President, Field Operations	2011	—	—	—	—	—	—

Peter A. Espinosa (4)	2012	250,000	—	—	336,521	2,449	588,970
Former Vice President, Worldwide Sales	2011	250,000	80,000	—	296,463	1,436	627,899

(1)

The amounts shown reflect the grant date fair value of RSUs and stock options granted, respectively, determined in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the NEOs during the fiscal years presented. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 6 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended July 31, 2012 and Note 9 of the Consolidated Financial Statements in the Registration Statement on Form S-1 filed April 2, 2012, regarding assumptions underlying valuation of equity awards for 2012 and 2011. Details regarding equity awards that are still outstanding can be found in the “Outstanding Equity Awards at 2012 Year End” table.

(2)

The amounts reported in the “All Other Compensation” column consist of life insurance premiums and 401(k) matching contributions paid by the Company on behalf of each Named Executive Officer. 2012 amounts are comprised of $2,000 of 401(k) matching and $462 of life insurance premiums for Mr. Ryu; $2,146 of 401(k) matching and $449 of life insurance premiums for Ms. Blasing; $2,351 of 401(k) matching and $332 of life insurance premiums for Mr. True; and $2,000 of 401(k) matching and $449 of life insurance premiums for Mr. Espinosa.

(3)	Mr. True joined the Company on November 9, 2011. Mr. True’s base salary and other compensation for fiscal 2012 reflect a partial year of service.
(4)	Mr. Espinosa ceased being one of our Executive Officers on November 11, 2011 and left the Company on September 19, 2012.

Outstanding Equity Awards at Fiscal 2012 Year End

The following table provides information regarding outstanding equity awards, including stock options and RSUs, and applicable market values at the end of fiscal year 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL 2012 YEAR END

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#) (12)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (*)
Marcus S. Ryu President and Chief Executive Officer	8/16/2007	(1)	200,000	—	2.74	8/16/2017	—	—
	12/21/2009	(1)	160,000	—	3.92	12/21/2019	—	—
	7/21/2011	(1)	150,000	—	7.50	7/21/2021	—	—
	9/14/2011	(2)	200,000	—	8.65	9/14/2021	—	—
	12/8/2010	(3)	—	—	—	—	156,250	4,009,375
	3/9/2011	(4)	—	—	—	—	643,395	16,509,516

John True Senior Vice President Sales & Field Operations	11/11/2011 11/11/2011	(5) (6)	235,000 —	— —	10.00 —	11/11/2021 —	— 155,000	— 3,977,300

Karen Blasing Chief Financial Officer	7/28/2009	(7)	394,599	—	3.73	7/28/2019	—	—
	7/21/2011	(8)	25,000	—	7.50	7/21/2021	—	—
	7/21/2011	(9)	—	—	—	—	20,313	521,232

Peter A. Espinosa (11) Former Vice President Worldwide Sales	12/1/2008 12/8/2010	(10) (3)	144,601 —	— —	3.50 —	2/1/2018 —	— 12,500	— 320,750

(1)	Option vests over a period of four years in equal monthly installments commencing on the grant date.
(2)	50% of the option vests on September 14, 2013 and the remaining 50% vests in equal monthly installments over two years thereafter.
(3)	RSUs vest quarterly over four years from the vesting commencement date of December 15, 2010.
(4)

RSUs vest quarterly over four years from the vesting commencement date of March 15, 2011. At July 31, 2012, 125,500 shares had an additional performance vesting component of meeting certain revenue goals for fiscal year 2012.

(5)	Option vests over a period of four years, with 25% of the number of shares vesting on November 9, 2012 and the remaining 75% vesting in equal monthly installments over three years thereafter.
(6)	RSUs vest over a period of four years, with 25% vesting on December 15, 2012 and the remaining 75% vesting in 12 quarterly installments over three years thereafter.
(7)	Option vests over a period of four years, with 25% of the number of shares vesting on July 1, 2010 and the remaining 75% vesting in equal monthly installments over three years thereafter.
(8)	Option vests over a period of four years in equal monthly installments commencing on the grant date.

(9)	RSUs vest quarterly over four years from the vesting commencement date of September 15, 2011.
(10)	Option vests over a period of four years, with 25% of the number of shares vesting on January 15, 2009 and the remaining 75% vesting in equal monthly installments over three years thereafter.
(11)	Mr. Espinosa ceased being one of our Executive Officers on November 11, 2011 and left the Company on September 19, 2012. Mr. Espinosa had no unexercised options as of the date of his termination.
(12)	All options contain an early exercise feature subject to the Company’s right of repurchase.
(*)	The amounts shown are based on a price of $25.66 per share, which was the closing price of our common stock as reported on NYSE on July 31, 2012.

Equity Compensation Plan Information

The following table summarizes information about common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of July 31, 2012.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by stockholders (1)	6,486,641	$3.74	7,655,332	(2)

(1)	The number of shares available under our 2011 Stock Plan increases on January 1 of each year by 5% of the outstanding shares of common stock on the immediately preceding December 31.
(2)

Includes 463,637 shares that were issued pursuant to RSU awards that were forfeited before they vested. Under the terms of our 2011 Stock Plan these forfeited shares are available for issuance in future equity awards.

OWNERSHIP OF GUIDEWIRE SOFTWARE, INC. COMMON STOCK

The following table sets forth, as of the record date, the shares of our common stock beneficially owned by:

•	Each person known by us to own beneficially more than 5% of our common stock;

•	Each individual who served as a director or named executive officer during fiscal year 2012; and

•	All directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the power to vote or dispose of those securities. Shares of common stock subject to stock options that are currently exercisable or unexercisable, and RSUs that vest, within sixty days of the record date, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options and/or RSUs, but are not deemed outstanding for computing the percentage of any other person. The percentage of beneficial ownership for the following table is based on 55,318,951 shares of common stock outstanding as of the record date. To our knowledge, except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares Beneficially Owned
Name and Address (1)	Number of Shares of Common Stock	Percent of Class (%)
5% Stockholders:
Funds affiliated with U.S. Venture Partners (2)	5,081,082	9.2
Funds affiliated with Bay Partners (3)	6,036,287	10.9
FMR LLC (4)	5,303,165	9.6

Directors and Executive Officers:
Marcus S. Ryu (5)	1,759,597	3.1
Karen Blasing (6)	329,599	*
John True (7)	235,000	*
Kenneth W. Branson (8)	1,710,523	3.1
Craig Conway (9)	33,840	*
Neal Dempsey (3), (10)	6,124,557	11.1
Guy Dubois (11)	1,941	*
Steven M. Krausz (2), (12)	5,085,235	9.2
Craig Ramsey (13)	736,952	1.3
Clifton Thomas Weatherford (14)	36,153	*
Peter A. Espinosa (15)	0	*
All directors and executive officers as a group (10 persons) (16)	16,053,397	28.1

*	Less than 1%.
(1)	Unless noted otherwise in the footnotes, all addresses are c/o Guidewire Software, Inc., 1001 E. Hillsdale Blvd., Suite 800, Foster City, CA 94404.
(2)

Includes 4,972,862 shares held by U.S. Venture Partners VIII, L.P., 46,588 shares held by USVP Entrepreneur Partners VIII-A, L.P., 36,638 shares held by USVP VIII Affiliates Fund, L.P., and 24,994 shares held by USVP Entrepreneur Partners VIII-B, L.P. Presidio Management Group VIII, LLC (PMG VIII) is the general partner of each of the USVP entities. Each of Irwin Federman, Winston S. Fu, Steven M. Krausz, David E. Liddle, Jonathan D. Root, Christopher Rust, Casey M. Tansey and Philip M. Young are the managing members of PMG VIII and may be deemed to share voting and dispositive power over the shares held by each of the USVP entities. The principal address for the funds affiliated with U.S. Venture Partners is 2735 Sand Hill Road, Menlo Park, CA 94025.

(3)

Includes 5,719,648 shares held by Bay Partners X, L.P. and 316,639 shares held by Bay Partners X Entrepreneurs Fund, L.P. Neal Dempsey, a member of our board of directors, and Stuart G. Phillips are Managers of Bay Management Company X, LLC and share voting and dispositive power over shares held by Bay Partners X, L.P. and Bay Partners X Entrepreneurs Fund, L.P. The principal address for the funds affiliated with Bay Partners is 490 S. California, Suite 200, Palo Alto, CA 94306.

(4)

Based solely on information reported on a Schedule 13G filed with the SEC on May 10, 2012, by FMR LLC and Edward C. Johnson 3d, consists of 5,303,165 shares beneficially held by FMR LLC and Mr. Johnson, 5,303,165 shares for which FMR LLC and Mr. Johnson possess sole dispositive power. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 5,303,165 shares as a result of acting as investment adviser to various investment companies. The principal address for FMR LLC is 82 Devonshire Street, Boston, MA 02109.

(5)	Includes 710,000 shares that may be acquired within 60 days of the record date through the exercise of stock options.
(6)	Includes 329,599 shares that may be acquired within 60 days of the record date through the exercise of stock options.
(7)	Includes 235,000 shares that may be acquired within 60 days of the record date through the exercise of stock options.
(8)

Includes 520,000 shares that may be acquired within 60 days of the record date through the exercise of stock options. 150,000 shares are held by the Branson Family Foundation (the “Foundation”). Mr. Branson, in his capacity as a member of the board of directors and the Foundation’s CFO and Secretary, shares voting and dispositive powers.

(9)

Includes 2,903 shares that may be acquired within 60 days of the record date through the exercise of stock options and 14,062 RSU shares that will be vested and released within 60 days of the record date.

(10)

Includes 2,903 shares that may be acquired within 60 days of the record date through the exercise of stock options and 1,250 RSU shares that will be vested and released within 60 days of the record date. 84,117 shares are held by Dempsey 1996 Revocable Trust. Mr. Dempsey, in his capacity as co-trustee, shares voting and dispositive powers.

(11)

Includes 1,360 shares that may be acquired within 60 days of the record date through the exercise of stock options and 581 RSU shares that will be vested and released within 60 days of the record date.

(12)

Includes 2,903 shares that may be acquired within 60 days of the record date through the exercise of stock options and 1,250 RSU shares that will be vested and released within 60 days of the record date.

(13)

Includes 2,903 shares that may be acquired within 60 days of the record date through the exercise of stock options and 1,250 RSU shares that will be vested and released within 60 days of the record date.

(14)

Includes 2,903 shares that may be acquired within 60 days of the record date through the exercise of stock options and 1,250 RSU shares that will be vested and released within 60 days of the record date.

(15)	Mr. Espinosa ceased being one of our Executive Officers on November 11, 2011 and left the Company on September 19, 2012.
(16)

Includes 1,810,474 shares that may be acquired within 60 days of the record date through the exercise of stock options by the current directors and Named Executive Officers and 19,643 RSU shares that will be vested and released to the current directors and Named Executive Officers within 60 days of the record date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Our Executive Officers and Directors

Stock Option Awards

The grants of certain stock options and RSUs to our directors and executive officers and related equity compensation policies are described above in “Information Regarding Compensation of Directors and Executive Officers” and “Summary of Named Executive Officer Compensation.”

On March 27, 2012, our board of directors approved an amendment to the RSU award previously granted to Craig Conway and accelerated the performance condition from the original 180 days after the initial public offering to the day of the pricing of the secondary offering with respect to a portion of the RSUs subject to such award to allow Mr. Conway to sell up to 150,000 shares in the secondary offering.

Employment Agreements

We have entered into agreements containing compensation, termination and change of control provisions, among others, with certain of our executive officers as described in “Summary of Named Executive Officer Compensation-Executive Agreements and Termination of Employment Agreements.”

Indemnification of Officers and Directors

We have also entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Our amended and restated certificate of incorporation and bylaws contain provisions that limit the personal liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	Any breach of the director’s duty of loyalty to us or our stockholders;

•	Any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	Any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation provides that we indemnify our directors to the fullest extent permitted by Delaware law. In addition, our amended and restated bylaws provide that we indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we shall advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity, regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among others, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

Participation in Our Initial Public Offering

Battery Ventures, one of our existing stockholders, purchased 400,000 shares of our common stock in our initial public offering at the initial public offering price. The underwriters received the same discount from the shares of our common stock purchased by Battery Ventures as they did from the other shares of our common stock sold to the public in our initial public offering.

Policies and Procedures for Related Party Transactions

We have adopted a formal written policy that our executive officers, directors and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee or other independent members of our board of directors in the case it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to our audit committee for review, consideration and approval. All of our directors, executive officers and employees are required to report to our audit committee any such related party transaction. In approving or rejecting the proposed agreement, our audit committee shall consider the relevant facts and circumstances available to and deemed relevant by the audit committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our audit committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our audit committee determines in the good faith exercise of its discretion.

All of the transactions described above were entered into prior to the adoption of this policy. Accordingly, each was approved by disinterested members of our board of directors after making a determination that the transaction was executed on terms no less favorable than those that could have been obtained from an unrelated third party.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely upon our review of the copies of such forms provided to us and written representations from our executive officers and directors with respect to our 2012 fiscal year, we believe that all Section 16(a) filing requirements during fiscal 2012 were complied with, with the following exceptions:

•

Filings of Form 4s to be made on behalf of Craig Conway, Neal Dempsey, Steven M. Krausz, Craig Ramsey and Clifton Thomas Weatherford with respect to two transactions were made late on Form 4s filed on April 10, 2012.

•	A Form 4 filing to be made on behalf of Craig Conway with respect to one additional transaction was made late on a Form 4 filed on April 24, 2012.

ADDITIONAL INFORMATION

Other Matters

We know of no other matters to be submitted at the 2012 annual meeting of stockholders. If any other matters properly come before the annual meeting of stockholders, it is the intention of the proxy holders to vote the shares they represent as the board of directors may recommend.

THE BOARD OF DIRECTORS

MARCUS S. RYU President and Chief Executive Officer

Dated: October 30, 2012

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 - Kenneth W. Branson*	☐	☐	02 - Craig Ramsey*	☐	☐	03 - Marcus S. Ryu*	☐	☐

*To elect three Class I nominees to the Company’s Board of Directors to serve for three year terms until the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

☐ Mark here to vote FOR all nominees

		For	Against	Abstain
2.	To ratify the selection of KPMG LLP as the independent registered public accounting firm for the Company for its fiscal year ending July 31, 2013.	☐	☐	☐

B	Authorized Signature(s) — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.                             Signature 1 — Please keep signature within the box.                     Signature 2 — Please keep signature within the box.

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01IZFI

Stockholders who wish to view the Company’s Proxy Statement

and Annual Report on Form 10-K on the Internet, including those stockholders who have elected to receive these materials electronically,

can view the 2012 Annual Meeting materials by directing their

Internet browser to http://ir.guidewire.com.

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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Proxy — GUIDEWIRE SOFTWARE, INC.

Notice of 2012 Annual Meeting of Stockholders — December 5, 2012

Proxy Solicited by Board of Directors for Annual Meeting

By signing this proxy, the undersigned revokes all prior proxies and authorizes Marcus S. Ryu, Karen Blasing and Robert Donohue, or any of them, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Guidewire Software, Inc. to be held at the headquarters of Guidewire Software, Inc. at 1001 E. Hillsdale Blvd., Foster City, CA 94404 on December 5, 2012 at 11:00 a.m. PST or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR each of the nominees listed in Proposal 1 and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)